UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2008 (May 28, 2008)

DOUBLE EAGLE PETROLEUM CO.
(Exact name of registrant as specified in its charter)

Maryland	0-6529	830214692
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Overland Trail, P.O. Box 766 Casper, Wyoming	82602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 237-9330

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On May 28, 2008, Double Eagle Petroleum Co. (the “Company”) issued a press release entitled “Double Eagle Petroleum Co. Reports Record Gross Production from the Catalina Unit for the Third Consecutive Month Representing a 237% Increase over Prior Year.” The press release is attached as Exhibit 99.1 hereto.

Beginning on May 29, 2008, and at other times thereafter, the Company intends to present or distribute a PowerPoint slide presentation entitled “Double Eagle Petroleum Co. 2008 Shareholders Meeting — May 29, 2008” to the shareholders of the Company and the investment community. The PowerPoint slide presentation is accessible on the Company’s website at www.dble.us and is attached as Exhibit 99.2 hereto. The Company undertakes no obligation to update, supplement or amend the materials attached as Exhibit 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01 . Financial Statements and Exhibits.

Exhibit 99.1 Press Release dated May 28, 2008

Exhibit 99.2 PowerPoint Slide Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOUBLE EAGLE PETROLEUM CO.

Date: May 29, 2008

By: /s/Kurtis S. Hooley
Name: Kurtis S. Hooley
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release dated May 28, 2008
Exhibit 99.2	PowerPoint Slide Presentation